                                                                   Exhibit 10.20

                  JOINT VENTURE LIMITED PARTNERSHIP AGREEMENT

     THIS JOINT VENTURE LIMITED PARTNERSHIP AGREEMENT ("Agreement") is made and entered into as of June 30, 1992, by and between BLUE CROSS AND BLUE SHIELD OF ARIZONA, INC., an Arizona corporation ("BCBSAZ") and IMS--NET OF ARIZONA, INC., an Arizona corporation ("IMS--NET") sometimes referred to collectively as the "Joint Venturers."

     THIS AGREEMENT is made and entered into with reference to the following facts:

     A. IMS--NET is a wholly-owned subsidiary of Integrated Medical Systems, Inc. ("IMS") which has developed and owns certain proprietary computer software operating on various types of computers that facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over telephone lines which can improve the efficiency and effectiveness of communication related to health care delivery.

     B. IMS has granted IMS--NET an exclusive license for use of its proprietary network and related computer software in the state of Arizona.

     C. BCBSAZ is familiar with the Arizona health care market and has developed business, contacts and communications with hospitals, physicians and other licensed health care professionals.

     D. BCBSAZ and IMS--NET desire to establish a limited partnership as a joint venture to establish and operate a medical information network in Arizona, to improve the efficiency and effectiveness of communication related to health care delivery between BCBSAZ, hospitals, acute care facilities, mental health and substance abuse facilities or other facilities and physicians and other licensed health care professionals with privileges to utilize such facilities in accordance with this Agreement.

     E. BCBSAZ and IMS--NET desire to set forth their intentions and agreements with respect to the development, ownership and operation of the limited partnership joint venture (hereinafter "Joint Venture").

     NOW, THEREFORE, in consideration of the recitals, covenants, conditions and agreements contained herein, the parties agree as follows:

     1.  Definitions.  For purposes of this Agreement and in addition to the
         -----------
terms otherwise defined herein, the following terms shall have the meanings as set forth below:

          1.1.  Act.  "Act" shall mean the Arizona Limited Partnership Act,
                ---
     Arizona Revised Statutes, Section 29-301, et seq.
                                               ------

          1.2.  Agreement.  "Agreement" shall mean this Joint Venture Limited
                ---------
     Partnership Agreement dated on the day and year appearing in the opening
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     paragraph hereof and all Exhibits attached hereto or incorporated by reference herein and all amendments duly adopted from time to time.

          1.3.  AZMIN.   "AZMIN" refers to the Arizona Medical Information
                -----
     Network and the Joint Venture Limited Partnership which owns and operates the Network.

          1.4.  ComCenter Hardware.  "ComCenter (Communications Center)
                ------------------
     Hardware" refers to the Network-owned, message switching computer(s) on which the ComCenter Software runs. Such hardware is the Digital Equipment Corporation ("DEC") VAX family of computers.

          1.5.  ComCenter(TM) Software.  "ComCenter(TM) Software" shall mean the
                ----------------------
     computer software, as hereafter defined, developed and owned by IMS that supports and facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over a telephone network which resides on and operates the ComCenter hardware and includes the Network Interface.

          1.6.  ComCenter System.  "ComCenter (Communications Center) System"
                ----------------
     refers to the ComCenter Software and ComCenter Hardware together.

          1.7.  Exclusive Territory.  "Exclusive Territory" shall mean the state
                -------------------
     of Arizona.

          1.8.  IMS--NET(TM).  "IMS--NET(TM)" shall mean the Comcenter(TM)
                ------------
     Software together with the PC-C Software(TM), as hereafter defined including all Network Interface. IMS--NET(TM) software is proprietary to IMS.

          1.9.  Joint Venture.  "Joint Venture" shall mean the limited
                -------------
     partnership entity created by this Agreement.

          1.10.  Local Sponsor.  "Local Sponsor" shall mean any individual or
                 -------------
     entity desiring to use the Network, as hereafter defined, to receive and/or disseminate advertising or information, which agrees to pay fees to the Joint Venture for the right to so use the Network and/or for the right of others to use the Network, and which does not meet the definition of National Sponsor, as hereafter defined.

          1.11.  National Sponsor.  "National Sponsor" shall mean any health
                 ----------------
     care related entity desiring to use a Network as defined, to receive and/or disseminate information, which agrees to pay fees for the right to so use the Network and which participates in at least two networks with which Integrated Medical Systems, Inc. is affiliated.

          1.12.  NCW.  "NCW" (Network Communications Workstation) refers to an
                 ---
     IBM PC or fully compatible computer on which the PC-COM Software(TM) runs.

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          1.13.  Network Interface.  "Network Interface" refers to portions of
                 -----------------
     IMS--NET(TM) software which automate or partially automate message transmission and which are used to interface BCBSAZ'S existing computer system(s) to the Network, and includes such existing IMS software products as Automsg(TM) and Relay(TM).

          1.14.  Network.  "Network" shall mean the medical information network
                 -------
     owned and operated by IMS--NET which utilizes IMS-NET(TM) software to improve the efficiency and effectiveness of communication of and among Subscribers, BCBSAZ and other sponsors or users authorized to use the Network by IMS--NET.

          1.15.  NSA.  "NSA" ("Network Services Agreement") refers to an
                 ---
     agreement between the Joint Venture and a local sponsor, such as BCBSAZ.

          1.16.  PC-Com(TM) Software.  "PC-Com(TM) Software" shall mean the
                 -------------------
     computer software, as hereafter defined, developed and owned by IMS, that supports and facilitates the transmission of data, text, voice, clinical graphics and diagnostic images over a telephone network and which operates on International Business Machine ("IBM") Personal Computers or IBM-compatible Personal Computers. The PC-Com(TM) resides on the NCW.

          1.17.  Script.  "Script" refers to any customized screen or message
                 ------
     format that will appear on BCBSAZ'S or Subscriber NCWs, and used to facilitate the sending or receiving of information in a format desired by a Local Sponsor.

          1.18.  Software.  "Software" shall mean a series of independent but
                 --------
     interrelated computer programs which interact with computer equipment and operating systems to form a complete data processing system. "Software" includes, but is not limited to, computer program listings, user manuals, functional specifications, technical documentation, source code, and tangible media upon which the computer programs are recorded.

          1.19.  Subdirectory.  "Subdirectory" refers to a list of a Local
                 ------------
     Sponsor's sites and Subscriber sites that appears as a screen or screens on a Local Sponsor's NCWs and designates those Subscribers that the Local Sponsor has paid to communicate with over the Network.

          1.20.  Subscriber.  "Subscriber" refers to any physician private
                 ----------
     practice site or other party authorized by AZMIN to participate in the Network.

          1.21.  Synergy Series(TM).  "Synergy Series" refers to the practice
                 ------------------
     support software modules provided by IMS to Subscribers in addition to the PC-Com Software. Certain Synergy Series(TM) software is provided to Subscribers without charge, such as "Word Pro(TM)" word processing, "Clinical Manager(TM)" clinical data management, "Rx Manager(TM)" drug therapy management and "CME Manager(TM)"

                                     - 3 -
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     continuing medical education management and other modules may be offered at the option of Subscribers.

     2.  Formation of Limited Partnership.
         --------------------------------

     2.1. Formation.  The Joint Venturers hereby form and establish a limited
          ---------
partnership (the "Joint Venture") under the terms and provisions of this Agreement and the provisions of the Act and the rights and liabilities of the Joint Venturers shall be as provided in the Act, except as otherwise expressly provided in this Agreement.

     2.2. Name of the Limited Partnership.  The name of the Joint Venture shall
          -------------------------------
be "IMS--NET of Arizona Joint Venture, Ltd.," d/b/a Arizona Medical Information Network, or such other name as the Joint Venturers may from time to time designate. The Joint Venturers shall cause to be filed, on behalf of the Joint Venture, such certificate of limited partnership or assumed or fictitious name certificate or certificates as may from time to time be required by law.

     2.3. Place of Business of the Joint Venture.  The principal place of
          --------------------------------------
business of the Joint Venture shall be located at 11636 North 60th Street, Scottsdale, Arizona 85254. The agent for service of process on the Joint Venture at such address shall be Kevin R. Green.

     2.4. Partners Names and Addresses.  The names and addresses of the Partners
          ----------------------------
("Joint Venturers") are:

           General Partner (also         Limited Partner:
           designated as "Managing
           Partner"):

           IMS--NET of Arizona, Inc.     Blue Cross Blue Shield of Arizona, Inc.
           11636 North 60th Street       2444 West Las Palmaritas Drive
           Scottsdale, Arizona 85254     P. O. Box 13466
                                         Phoenix, Arizona 85002-3466

     2.5. Title to Property.  All property owned by the Joint Venture, whether
          -----------------
real or personal, tangible or intangible, shall be deemed to be and shall be owned by IMS--NET and the Joint Venture shall not have any ownership interest in such property, except as set forth in this Agreement.

     2.6. Filing of Certificates.  The Managing Venturer (as defined below)
          ----------------------
shall file and publish all such certificates, notices, statements or other instruments required by law for the formation and operation of a limited partnership in all jurisdictions where the Joint Venture may elect to do business.

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     3.  Purpose.
         -------

     3.1. Purpose.  The purpose of the Joint Venture is to establish and operate
          -------
one or more for-profit Networks in the Exclusive Territory, to improve the efficiency and effectiveness of communication related to health care delivery between hospitals, acute care facilities, mental health, substance abuse facilities and other medical facilities and physicians and other licensed health care professionals with privileges to utilize such facilities and other providers or payors with a bona fide interest in communicating with such other participants, including BCBSAZ. In furtherance of its business, the Joint Venture shall have and may exercise all the powers now or hereafter conferred by the Act on limited partnerships formed thereunder, and shall do any and all things related or incidental to its business as fully as natural persons might or could do under the laws of the state of Arizona. The Joint Venture shall engage in no other business.

     4.  Term and Fiscal Year.
         --------------------

     4.1. Duration of the Joint Venture.  The Joint Venture shall commence upon
          -----------------------------
the date of execution of this Agreement, and shall continue until December 31, 2032 or until its earlier termination in accordance with the provisions of
Section 14 of this Agreement.

     4.2. Fiscal Year.  Except for the Joint Venture's initial fiscal year,
          -----------
which shall commence on the date hereof and end on December 31, 1992, the fiscal year of the Joint Venture shall commence on the first day of January of each year and shall end on the last day of December in the same year.

     5.  Capital Contributions.
         ---------------------

     5.1. Initial Capital Contributions.
          -----------------------------

          5.1.1. Concurrently herewith, each Joint Venturer shall make the following contributions to the Joint Venture:

               (a) In exchange for its interest in the Joint Venture, effective upon the date of this Agreement, IMS--NET shall cause to be licensed to the Joint Venture the business plan for operation of one or more Networks in the Exclusive Territory, all proprietary concepts, trade secrets, techniques or business expertise or other acumen developed by IMS for the purpose of commercializing a medical information network and an exclusive license to use the Software owned by IMS, including IMS--NET(TM), Com-Center(TM), and Synergy Series(TM) Software in the Exclusive Territory, as more fully set forth in the License Agreement attached to this Agreement as Exhibit B and incorporated herein by this reference.

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               (b)  In exchange for a capital contribution of $1,000, BCBSAZ shall receive its interest in the Joint Venture, which amount shall be paid upon the date of execution of this Agreement.

          5.1.2. No interest shall accrue on any contribution to the capital of the Joint Venture, and no Joint Venturer shall have the right to withdraw or to be repaid any capital contributed by it.

     5.2. Additional Capital Contributions.  Additional capital contributions
          --------------------------------
shall be made only with the consent of the Joint Venturers.

     6.  Allocation of Profits and Losses.
         --------------------------------

     6.1.  Losses.  All Joint Venture losses shall be allocated 100% to
           ------
IMS--NET.

     6.2. Profits.  So long as (i) BCBSAZ is in compliance or has complied with
          -------
its obligations under the NSA and (ii) BCBSAZ has not exchanged all its interest in the profits of the Joint Venture as described in Section 6.7 below, BCBSAZ shall be allocated a portion of the profits of the Joint Venture in a manner described in this Section 6, and that portion of the profits of the Joint Venture not allocated to BCBSAZ shall be allocated to IMS--NET.

          6.2.1.  Profits Interest.  BCBSAZ shall be allocated 50% of the net
                  ----------------
     profits of the Joint Venture adjusted and determined in accordance with the following:

                  (a) Net Profits of the Joint Venture shall be determined using generally accepted accounting principles, consistently applied, provided that cumulative net losses incurred by the Joint Venture from the date of this Agreement through the time of calculation and allocated to IMS--NET under Section 6.1 shall be offset against profits; and

                  (b) The portion of the net profits of the Joint Venture to be allocated to BCBSAZ under this Agreement shall be reduced by the portion of such profits interest which BCBSAZ has theretofore elected to exchange with Integrated Medical Systems, Inc. ("IMS"), the parent corporation of IMS--NET for common stock of IMS as described in
          Section 6.7 below.

     6.3. Federal Tax Allocation.  Except as otherwise required hereunder or as
          ----------------------
otherwise provided by the Code and the rules and Treasury Regulations, for federal income tax purposes, each item of income, gain or credit, and each item of loss or deduction entering into the computation of the Joint Venture's taxable income shall be allocated to the Joint Venturers on the same basis as profits and losses are allocated to the Joint Venturers for book purposes.

     6.4. Allocations Respecting Contributed Assets.  In accordance with Code
          -----------------------------------------
Section 704(c) and the Treasury Regulations thereunder, income gain, credit, loss and deduction with respect to any asset contributed to the capital of the Joint Venture shall, solely for tax purposes, be allocated among the Joint Venturers so as to take account of any variation between the adjusted basis of such property to the Joint Venture for federal income tax purposes and its initial Adjusted Asset Value. In the event the Adjusted Asset Value of any Joint Venture asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, credit, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Adjusted Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

     6.5. Capital Account Balance.  Each Joint Venturer's capital account (a)
          -----------------------
shall be credited with (i) its contributions of cash, licenses and agreed values of intangibles respectively with the valuations set forth in Sections 5.1.1(a) and 5.1.1(b), to the capital of the Joint Venture, (ii) its allocable share of the Joint Venture profits determined as set forth in Section 6.2, (iii) additional capital contributions made by it, if any, and (iv) by the amount of any Joint Venture liabilities that are assumed by it or that are secured by any Joint Venture property distributed to it, and (b) shall be debited with (i) its allocable share, if any, of the Joint Venture losses, (ii) the amount of any withdrawals by or distributions to it by the Joint Venture, and (iii) by the amount of any of its liabilities that are assumed by the Joint Venture or that are secured by any property contributed by it to the Joint Venture. The capital accounts are to be maintained in a manner consistent with Treasury Regulations
Section 1.704-1(b)(2)(iv).

     6.6. General.  The respective interests of the Joint Venturers in the
          -------
profits and losses of the Joint Venture shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of an interest in the Joint Venture authorized by the terms of this Agreement.

     6.7.  Exchange by BCBSAZ.  The parties acknowledge and agree the BCBSAZ has
           ------------------
an agreement with IMS, a Colorado corporation which is the parent corporation of IMS--NET, to exchange part or all of the rights of BCBSAZ under this Agreement in exchange for an equity interest in IMS, and to the extent that such exchange is effected, IMS shall become a party to this Agreement, shall become an additional limited partner and one of the joint venturers and shall be subject to the other terms and conditions of this Agreement and shall share in the rights and responsibilities of BCBSAZ as described in this Agreement to the extent such exchange has been effected.

     6.8.  Distributions of Available Cash.  The Joint Venture shall make cash
           -------------------------------
distributions to Joint Venturers only out of profits as determined and allocated under Section 6.2. Distributions, if available, shall be made within 60 days following: (i) the end of calendar years 1992 and 1993, (ii) semi-annually in 1994 and 1995 and (iii) quarterly thereafter.

     7.  Managing Venturer.
         -----------------

     7.1. Appointment.  The business and affairs of the Joint Venture shall be
          -----------
conducted under the direction and control of the General Partner which shall be designated as "Managing Venturer" or "Manager." The Managing Venturer of the Joint Venture shall be IMS--NET which shall serve, with the powers described below, until it resigns or is replaced by a new Managing Venturer pursuant to the written agreement of both Joint Venturers.

     7.2.  Management Services Agreement.  The duties, rights, responsibilities
           -----------------------------
and authority of the Managing Venturer shall be as set forth in the Management Services Agreement in the form attached as Exhibit A, which the Managing
                                           ---------
Venturer shall sign and which shall be incorporated by reference into this Agreement.

     7.3. Approval of Certain Actions.  Notwithstanding anything in Section 7.2
          ---------------------------
to the contrary,

          7.3.1. Actions with respect to the purchase or sale of real estate, the making of distributions of dividends or surplus by the Joint Venture to the Joint Venturers or any of them other than in accordance with this Agreement or the Management Services Agreement, or the material changing the way the Networks are operated may not be taken without prior and specific approval of both Joint Venturers.

          7.3.2. The authority of the Managing Venturer to operate the Network or Networks shall be subject to review only in the following matters which, if not approved unanimously by the Joint Venturers, shall be submitted to binding arbitration:

               (a) Payment of fees or other compensation to employees, officers or directors of Joint Venturers, Management Committee members, or other persons, which compensation is not contemplated by the budget of the Joint Venture or is not fair value for services actually provided to the Joint Venture;

               (b) Distribution of dividends or surplus by the Joint Venture to the Joint Venturers or other distributions or payments of cash other than in accordance with this Agreement, or the Management Services Agreement;

               (c) Joint Venture participation in any business venture not contemplated by this Agreement or any extraordinary expense or purchase of capital items exceeding $50,000 in any 12 month period; and

               (d) Payment by the Joint Venture to IMS or any affiliate or subsidiary thereof of a management fee, home office fee, or any extraordinary fee not specifically provided in the Joint Venture Agreement.

     7.4. Liability of Joint Venturers to Other Joint Venturer and the Joint
          ------------------------------------------------------------------
Venture.  Neither Joint Venturer shall be liable to the other Joint Venturer
-------
because any taxing authorities disallow or adjust any deductions or credits in the Joint Venture income tax returns. In addition, the doing of any act or the omission to do any act by either Joint Venturer, the effect of which may cause or result in loss or damage to the Joint Venture, if done in good faith and otherwise in accordance with the terms of this Agreement, shall not subject such Joint Venturer to any liability. The Joint Venture will indemnify and hold harmless each Joint Venturer and its successors and assigns from any claim, loss, expense, liability, action or damage resulting from any act or omission in connection with Joint Venture affairs, including, without limitation, reasonable costs and expenses of litigation, except where the same is due to or arising out of the fraud, bad faith or gross negligence of the Joint Venturer.

     8.  Additional Responsibilities of the Joint Venturers.
         --------------------------------------------------

     8.1.  IMS--NET.
           --------

          8.1.1. IMS--NET will be solely responsible for funding all marketing expenses associated with the recruiting, servicing and billing of National Sponsors. IMS--NET shall receive all revenues from National Sponsors and, after deducting 25% of such revenue as its compensation, shall promptly transmit the balance to the Joint Venture.

          8.1.2. Pursuant to the provisions of the Software License Agreement, IMS--NET shall enter into the Escrow Agreement attached as an exhibit to the Software License Agreement which is Exhibit B to this Agreement.
                                             ---------

          8.1.3. IMS--NET shall make available to the Joint Venture and the Network any improvements in the technology or business practices reasonably available to IMS--NET through its affiliated entities which would improve the operation of the Joint Venture or the Networks.

     8.2.  Responsibilities of BCBSAZ.  Any additional responsibilities or
           --------------------------
duties of BCBSAZ other than as described elsewhere in this Agreement or in an agreement referred to herein, shall be subject to unanimous approval of the Joint Venturers.

     9.  Representations and Warranties.  BCBSAZ and IMS--NET each, for itself
         ------------------------------
alone, warrants and represents that:

          9.1. Content of Agreement.  Each has carefully read and understands
               --------------------
     the content of this Agreement.

            9.2. Financial Risks.  Each understands the financial risks involved
            --------------------
     in this investment, which could result in a substantial or complete loss of its investment. Each can assume a high degree of risk in making such an investment and can afford the loss of its entire investment.

          9.3. Reliance on Own Counsel.  Each, in evaluating the merits of an
               -----------------------
     investment in the Joint Venture has relied, to the extent each deems necessary, on the advice of its own personal accountant and tax and legal counsel. Each acknowledges that neither the Joint Venture nor its counsel has provided any tax opinion or other legal advice in connection with this offering.

          9.4. Business and Financial Experience.  Each, by reason of their
               ---------------------------------
     business and financial experience or the business and financial experience of their professional advisors who are unaffiliated with the Joint Venture, believe that they have the capacity to protect their own interests in connection with this offering.

          9.5. Due Organization and Authority.  Each is duly organized, validly
               ------------------------------
     existing and in good standing in the state of its incorporation and possesses all necessary powers and authority to enter into this Agreement.

     10.  Payment of Certain Expenses.
          ---------------------------

          10.1.  Reimbursable Expenses.  BCBSAZ and IMS--NET agree to cause the
                 ---------------------
     Joint Venture either to pay or reimburse BCBSAZ or IMS--NET, as the case may be, only for such filing fees, costs, prepaid franchise taxes or other expenses directly incurred in organizing or registering the Joint Venture as a limited partnership in good standing with the state of Arizona, and any county or local government department or agency necessary or convenient to the operation of the Joint Venture as contemplated by this Agreement.

          10.2.  Nonreimbursable Expenses.  BCBSAZ and IMS--NET agree that any
                 ------------------------
     and all other expenses incurred by BCBSAZ and IMS--NET in organizing the Joint Venture other than as is expressly set forth in Section 10.1 above and in the Management Services Agreement shall not be reimbursable by the Joint Venture and shall be paid solely by the party incurring such expenses. Without limiting the generality of the foregoing, each party shall bear its own legal and accounting fees, travel, lodging, telephone and other out-of-pocket expenses involved in the negotiation, organization and formation of the Joint Venture.

     11.  Confidentiality.
          ---------------

     11.1.  Confidentiality.  The parties acknowledge that after execution of
            ---------------
this Agreement, BCBSAZ and IMS--NET will each have access to certain confidential information and trade secrets which are proprietary to IMS--NET or BCBSAZ. Each party to this Agreement acknowledges that the unauthorized use of such information or the disclosure of any such information of the other party, or the disclosure of any such information, any part thereof belonging to the other party, to any unauthorized third party shall be injurious to the party whose confidential information and trade secrets are disclosed. Each party to this Agreement, on its own behalf and on behalf of its officers, directors and employees, by becoming a party to this Agreement, covenants and agrees that, except as authorized hereunder, they will not use or disclose to any unauthorized third party, information related to the Software, clients, marketing, research and development or other trade secrets or proprietary confidential information of the other party. Further, both IMS--NET and BCBSAZ agree to treat as confidential all Joint Venture information such as client lists, pricing information and related data and both acknowledge that unauthorized use of any such information would cause irreparable damage to the Joint Venture.

     11.2.  Enforcement by Injunction.  The parties agree and acknowledge that
            -------------------------
irrevocable harm and damage will be sustained by the party to whom the proprietary information and trade secrets belongs in the event that the other party or its officers, directors or employees violate or threatened to violate the provisions of Section 11.1 above. In the event of such a breach or threatened breach of Section 11.1, the party seeking to enforce Section 11.1 shall be entitled to have an injunction issued by any court of competent jurisdiction enjoining and restraining such breach. The seeking of an injunction shall not preclude such party from seeking such other remedies as may be available, including monetary damages.

     11.3.  Enforcement by Injunction by Joint Venture.  The parties further
            ------------------------------------------
agree and acknowledge that irrevocable harm and damage would be sustained by the Joint Venture in the event that either BCBSAZ or its officers or directors or IMS--NET or its officers or directors or affiliates violate the provisions of
Section 11.1 above.  In the event of a breach or threatened breach of Section
11.1 by either BCBSAZ or IMS--NET, or both, then either Joint Venturer, acting in the name and place of the Joint Venture shall be entitled to have an injunction issued by any court of competent jurisdiction enjoining and restraining such breach. The seeking of an injunction shall not preclude IMS--NET from seeking such other remedies as are available, including monetary damages.

     12.  Dissolution and Termination.
          ---------------------------

     12.1.  Events of Dissolution.
            ---------------------

               12.1.1. The Joint Venture shall be terminated and dissolved upon the earlier to occur of the following:

                  (i) In the event a Joint Venturer shall be in material breach of this Agreement, in addition to such other remedies as may be available to the non-defaulting Joint Venturer under law, upon the election of such non-defaulting Joint Venturer after written notice of said material breach to the breaching Joint Venturer, which breach remains uncured for sixty (60) days after written notice of such breach;

                 (ii) Upon the dissolution and commencement of winding up of either Joint Venturer, or upon either an adjudication of either Joint Venturer as bankrupt or insolvent, or upon the filing by either Joint Venturer of any petition under any chapter of the United States Bankruptcy Code or any other present or future applicable federal, state or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or either Joint Venturer's seeking, or consenting to, or acquiescing in, the appointment of any trustee, receiver or liquidator of itself or of all, or any substantial portion of, its property or of its interest in the Joint Venture;

                 (iii)  upon the unanimous consent of the Joint Venturers; or

                 (iv)  a date which is 40 years from the date of this Agreement.

               12.1.2. Dissolution of the Joint Venture shall be effective on the day on which the event occurs giving rise to the dissolution, but the Joint Venture shall not terminate until the assets of the Joint Venture shall have been distributed as provided herein. Notwithstanding the dissolution of the Joint Venture, prior to the termination of the Joint Venture as aforesaid, the business of the Joint Venture and the affairs of the Joint Venturers, as such, shall continue to be governed by this Agreement.

               12.1.3. Dissolution shall not be caused by the admission of a new limited partner to the Joint Venture; any such admission (other than admission of IMS as contemplated by Section 6.7 above) shall occur only upon unanimous consent of the Joint Venturers.

     12.2.  Liquidation of Assets.  Upon dissolution, the Managing Venturer
            ---------------------
shall liquidate the assets of the Joint Venture, and apply and distribute the proceeds thereof as contemplated by this Agreement.

     12.3.  Distributions Upon Liquidation.
            ------------------------------

               12.3.1. After payment of liabilities owing to creditors, the Managing Venturer shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Joint Venture. Said reserves may be paid over by the Managing Venturer to a bank, to be held in escrow for the purpose of paying any such contingent or unforseen liabilities or obligations and, at the expiration of such period as the Managing Venturer may deem advisable, such reserves shall be distributed to the Joint Venturers or their assigns in the manner set forth in paragraph 12.3.2 below.

               12.3.2. After paying such liabilities and providing for such reserves, the Managing Venturer shall cause the remaining net assets of the Joint Venture to be distributed to the Joint Venturers in respect of the positive balances in their capital accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2), and if any Joint Venturer's capital account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year in which such liquidation occurs), such Joint Venturer shall contribute to the capital of the Joint Venture the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations
          Section 1.701(b)(2)(ii)(b)(3).

     12.4.  Valuations.  For the purposes of valuing the assets of the Joint
            ----------
Venture for distribution as contemplated in Section 14 hereof, the Joint Venture's assets shall be deemed to be sold at their fair market value and the resulting profits and losses shall be allocated to the Joint Venturers capital accounts in accordance with Section 5 hereof.

     13.  Agreement Not to Compete.  In the event IMS--NET acquires all of
          ------------------------
BCBSAZ's interest in the Joint Venture as described in Section 6.7, BCBSAZ and IMS--NET hereby mutually covenant and agree:

               13.1.  No Competition by BCBSAZ.  During the term of this
                      ------------------------
          Agreement and for three (3) years after the date on which all of BCBSAZ's interest in this Agreement is exchanged by BCBSAZ for common stock of IMS as described above, BCBSAZ and IMS--NET agree as follows:

                    13.1.1. BCBSAZ and its officers and directors shall not, directly or indirectly own, manage, operate, control, organize, participate in the management, control, or organization of, be employed by any individual or organization which manages, operates or offers medical information network services or similar arrangements wherever located, which competes with, or would compete with, the Network.

                    13.1.2. BCBSAZ and its officers and directors acknowledge and agree that irrevocable harm and damage will be sustained by IMS--NET and its business in the event that BCBSAZ or its officers and directors compete with IMS--NET. In the event of violation of Section 13.1.1 hereof, the parties acknowledge that said breach would result in irreparable injury to IMS--NET for which monetary damages would be inadequate, and therefore, in the event of a breach or threatened breach of Section 13.1.1, IMS--NET shall be entitled (in addition to all other legal and equitable remedies) to have an injunction issued by any court of competent jurisdiction enjoining and restraining said breach. The running of any statute of limitations shall be tolled during the period of said breach.

                    13.1.3. If the restriction contained in Section 13.1.1 or the application thereof is held to be unenforceable because of the area covered, or the duration or scope thereof, the court making such determination shall have the power to reduce the area and/or duration thereof and/or otherwise reduce the scope thereof and the restriction shall then be enforceable in its reduced form.

     14.  Miscellaneous.
          -------------

     14.1.  Notices.  All notices required to be given hereunder shall be given
            -------
in writing and shall be personally delivered or deemed delivered if dispatched by certified mail, return receipt requested, postage prepaid, addressed to the parties as set forth in Section 2.4 above.

A notice shall be deemed given on the date it is deposited in the mail in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

     14.2.  Governing Law.  This Agreement and all rights, duties and
            -------------
obligations hereunder shall be construed and interpreted in accordance with the internal laws (not the choice of law) of the state of Arizona

     14.3.  Waiver.  No waiver of any term, covenant or condition contained in
            ------
this Agreement or failure to exercise a right or remedy shall be deemed to imply a further waiver of such term, covenant, right or remedy.

     14.4.  Severability.  Nothing contained in this Agreement shall be
            ------------
construed so as to require the commission of an act contrary to law and whenever there is any conflict between any provision of this Agreement and any present statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, the provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law and to carry out the purposes of this Agreement.

     14.5.  Binding Agreement.  Subject to the restrictions on transfer and
            -----------------
encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon BCBSAZ and IMS--NET and their respective legal representatives, successors, transferees, and assigns. Whenever a reference is herein made to any party such reference shall be deemed to include a reference to the legal representatives, successors, transferees, and assigns of such party.

     14.6.  Assignment.  This Agreement shall not be assigned by either BCBSAZ
            ----------
or IMS--NET without the express prior written consent of the other party.

     14.7.  Headings.  All headings and captions used herein are for convenience
            --------
of reference only, and shall not be a part or affect the interpretation of this Agreement.

     14.8.  Modification.  This Agreement may be modified only upon execution of
            ------------
a written agreement signed by both parties.

     14.9.  Entire Agreement.  This Agreement and the other agreements referred
            ----------------
to herein supersede all prior oral and written understandings and agreements between the parties. The parties acknowledge and agree that this Agreement, together with all documents and agreements referenced and incorporated herein, contains the entire agreement between the parties. No representations, promises, conditions or warranties with reference to the execution of this Agreement have been made or entered into between the parties other than as expressly stated herein.

     14.10.  Attorneys Fees.  In the event of any suit under this Agreement,
             --------------
reasonable attorneys' fees and costs shall be awarded by the court to the prevailing party, to be included in any judgment recovered. In addition, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any judgment arising from a suit under this Agreement. This post-judgment attorneys' fees and costs provision shall be severable from the other provisions of this Agreement and shall survive any judgment on such suit and is not to be deemed merged into the judgment.

     14.11.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14.12.  Exhibits.  All exhibits attached hereto and referred to herein are
             --------
incorporated as though fully set forth in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                 BLUE CROSS AND BLUE SHIELD
                                 OF ARIZONA, INC.
                                 2444 West Las Palmaritas Drive
                                 P. O. Box 13466
                                 Phoenix, Arizona 85002-3466



                                 By /s/ ^SIGNATURE TO COME^
                                    --------------------------------------------

                                 Title President & CEO
                                       -----------------------------------------

                                 IMS--NET OF ARIZONA, INC.
                                 11636 North 60th Street
                                 Scottsdale, Arizona 85254



                                 By /s/ Kevin R. Green
                                    --------------------------------------------
                                    Kevin R. Green, President